Exibit 4.24

FIRST AMENDMENT TO
CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT is made and dated as of August 3, 2012 (the “Amendment”) among ARCOS DORADOS B.V., a private company with limited liability (besloten venootschap met beperkte aansprakelijkheid) organized under the laws of The Netherlands with seat in Amsterdam (the “Borrower”), certain subsidiaries of the Borrower as guarantors (the “Guarantors”), and BANK OF AMERICA, N.A., as lender (the “Lender”) and amends that certain Credit Agreement dated as of August 3, 2011 (as the same may be further amended or modified from time to time, the “Credit Agreement”).

R E C I T A L S

WHEREAS, the Lender has agreed, subject to the terms and conditions hereinafter set forth, to amend the Credit Agreement in certain respects as set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1.         Terms.  All terms used herein shall have the same meanings as in the Credit Agreement unless otherwise defined herein.

2.     Amendment.  Upon the occurrence of the Amendment Effective Date (defined below), the Credit Agreement is hereby amended as follows:

2.1           The definition of “Maturity Date” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Maturity Date” means August 3, 2013.

2.2   Section 2.7 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Section 2.7         Certain Fees.

(a)           Commitment Fee.  The Borrower agrees to pay to the Lender on the last day of each March, June, September and December, commencing with September 30, 2012, and on the Commitment Termination Date, a commitment fee (the “Commitment Fee”), at a rate of (x) at all times prior to August 3, 2012, 0.50% per annum, and (y) thereafter, 0.75% per annum, on the average daily amount of the unutilized portion of the Commitment of the fiscal quarter of the Borrower ended on such day. The phrase “unutilized portion of the Commitment” as used in the preceding sentence means, as of any day, the positive difference between (a) the amount of the Commitment, and (b) the outstanding principal amount of the Loans.  The Commitment Fee shall be computed on

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the basis of the actual number of days elapsed in a year of 360 days. The Commitment Fee due to the Lender shall commence to accrue on the Closing Date, shall be payable in arrears and shall cease to accrue on the date on which the Commitment shall be terminated or terminates as provided herein.

(b)           Facility Fee.  The Borrower agrees to pay to the Lender on the last day of each March, June, September and December, commencing with September 30, 2012, and on the Commitment Termination Date, a facility fee of 0.125% per annum on the actual daily amount of the Commitment, regardless of usage, for the period commencing on the Amendment Effective Date and thereafter at all times during which the Commitment or any Loans remain outstanding, including at any time during which one or more of the conditions in Article IV is not met.”

3.     Representations and Warranties.  The Borrower and each Guarantor hereby represents and warrants to the Lender that, on and as of the date hereof, and after giving effect to this Amendment:

3.1   Authorization; Enforceable Obligations; No Contravention.  The execution, delivery and performance of this Amendment by the Loan Parties have been duly authorized by all necessary action, and this Amendment is a legal, valid and binding obligation of the Loan Parties party hereto, enforceable in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws.  The execution, delivery and performance of this Amendment (i) are not in contravention of law or of the terms of any Loan Party’s organizational documents, and (ii) will not result in the breach of or constitute a default under, or result in the creation of a Lien or require a payment to be made under any indenture, agreement or undertaking to which the Borrower or any Guarantor is a party or by which it or its property may be bound or affected, except in the case referred to in this clause (ii), to the extent that such breach, default, Lien or payment would not reasonably be expected to have a Material Adverse Effect.

3.2   Governmental Authorization; Other Consents.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority, including the Central Bank of Brazil, or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower or any Guarantor of this Amendment, which has not been duly obtained.

3.3   Incorporation of Certain Representations.  After giving effect to the terms of this Amendment, the representations and warranties of the Borrower and the Guarantors set forth in Article III of the Credit Agreement (except as to such representations and warranties made as of an earlier specified date which are true and correct as of the date made) are true and correct as of the date hereof, (A) if any such representation and warranty is qualified as to materiality or by reference to the existence of a Material Adverse Effect, in all respects (as so qualified), or (B) if any such representation and warranty is not so qualified, in all material respects; provided, that for purposes of this Section 3.3, the representations and warranties of the Borrower contemplated in Section 3.1 of the Credit Agreement shall be deemed to refer to the last day of the period

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covered by the most recent financial statements furnished to the Lender under the Credit Agreement; provided further that the representation and warranty set forth in Section 3.16 of the Credit Agreement is made hereby with respect to the period of four (4) fiscal quarters ended on March 31, 2012.

3.4   Default.  Both before and after giving effect to this Amendment, no Default or Event of Default under the Credit Agreement has occurred and is continuing.

4.     Conditions, Effectiveness.  This Amendment shall become effective as of the date (the “Amendment Effective Date”) on which each of the following conditions shall have been satisfied:

(a)   The Lender shall have received this Amendment duly executed and delivered on behalf of the Borrower and each Guarantor;

(b)   The Borrower shall have paid on or before the Amendment Effective Date all fees and other amounts due and payable by the Borrower to the Lender (including fees and expenses of counsel to lender) in accordance with the Credit Agreement (as amended hereby) to the extent invoiced to the Borrower prior to the Amendment Effective Date.

(c)   All consents, licenses and approvals required in connection with the execution, delivery and performance by the Loan Parties of this Amendment shall have been received by the Loan Parties.

5.     Miscellaneous.

5.1   Effectiveness of the Credit Agreement and other Loan Documents.  Except as hereby expressly amended, the Credit Agreement, the Note, the Fee Letter and each Subsidiary Joinder Agreement (if any), shall each remain in full force and effect, are hereby ratified and confirmed in all respects on and as of the date hereof, and each Loan Party hereby reaffirms its obligations thereunder.

5.2   Post Amendment Effective Date Covenants.

(a)   Within five Business Days after the Amendment Effective Date, Arcos Dourados Comércio de Alimentos Ltda. shall file the Minutes of the Quotaholders’ Meeting (Ata de Reunião de Quotistas) authorizing the Amendment with the Commercial Registry of the State of São Paulo (Junta Comercial do Estado de São Paulo).

(b)   The Loan Parties shall furnish the Lender with true and correct copies of such resolutions and powers of attorney authorizing the Amendment as the Lender may reasonably request within five calendar days of the Amendment Effective Date.

5.3   Waivers.  This Amendment is limited solely to the matters expressly set forth herein and is specific in time and in intent and does not constitute, nor should it be construed as, a waiver or amendment of any other term or condition, right, power or privilege under the Credit

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Agreement or under any agreement, contract, indenture, document or instrument mentioned therein; nor does it preclude or prejudice any rights of the Lender thereunder, or any exercise thereof or the exercise of any other right, power or privilege, nor shall it require the Lender to agree to an amendment, waiver or consent for a similar transaction or on a future occasion, nor shall any future waiver of any right, power, privilege or default hereunder, or under any agreement, contract, indenture, document or instrument mentioned in the Credit Agreement, constitute a waiver of any other right, power, privilege or default of the same or of any other term or provision.

5.4   Loan Document.  This Amendment is a Loan Document.

5.5   Counterparts.  This Amendment may be executed in any number of counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

5.6   Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

ARCOS DORADOS B.V., as Borrower

By:	/s/ Diego Pace
	Name:	Diego Pace
	Title:	Attorney-in-Fact

ARCOS SERCAL SERVICIOS, S.A. DE C.V., as a Guarantor

By:	/s/ Diego Pace
	Name:	Diego Pace
	Title:	Attorney-in-Fact

ARCOS SERCAL INMOBILIARIA, S. DE R.L. DE C.V., as a Guarantor

By:	/s/ Diego Pace
	Name:	Diego Pace
	Title:	Attorney-in-Fact

ARCOS DOURADOS COMERCIO DE ALIMENTOS, LTDA., as a Guarantor

By:	/s/ Diego Pace
	Name:	Diego Pace
	Title:	Attorney-in-Fact

[Signature Page to First Amendment to Credit Agreement]

ARCOS DORADOS PUERTO RICO, INC., as a Guarantor

By:	/s/ Diego Pace
	Name:	Diego Pace
	Title:	Attorney-in-Fact

GOLDEN ARCH DEVELOPMENT CORPORATION, as a Guarantor

By:	/s/ Diego Pace
	Name:	Diego Pace
	Title:	Attorney-in-Fact

[Signature Page to First Amendment to Credit Agreement]

STATE OF NEW YORK	)
)
COUNTY OF NEW YORK	)

On this 3rd day of August, 2012, before me, a notary public within and for said county, personally appeared Diego Pace to me personally known who being duly sworn, did say that he is the Attorney-in-Fact of Arcos Dorados B.V., one of the persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said persons.

By:	/s/ Margaret A. DiSarro

Title:     Notary Public, State of New York
No. 01DI4755968
Qualified in Richmond County
Certificate Filed in New York County
Commission Expires Nov. 30, 2014

[Notary Page to First Amendment to Credit Agreement]

STATE OF NEW YORK	)
)
COUNTY OF NEW YORK	)

On this 3rd day of August, 2012, before me, a notary public within and for said county, personally appeared Diego Pace to me personally known who being duly sworn, did say that he is the Attorney-in-Fact of Arcos Sercal Servicios, S.A. de C.V., one of the persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said persons.

By:	/s/ Margaret A. DiSarro

Title:     Notary Public, State of New York
No. 01DI4755968
Qualified in Richmond County
Certificate Filed in New York County
Commission Expires Nov. 30, 2014

[Notary Page to First Amendment to Credit Agreement]

STATE OF NEW YORK	)
)
COUNTY OF NEW YORK	)

On this 3rd day of August, 2012, before me, a notary public within and for said county, personally appeared Diego Pace to me personally known who being duly sworn, did say that he is the Attorney-in-Fact of Arcos Sercal Inmobiliaria, S. de R.L. de C.V., one of the persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said persons.

By:	/s/ Margaret A. DiSarro

Title:     Notary Public, State of New York
No. 01DI4755968
Qualified in Richmond County
Certificate Filed in New York County
Commission Expires Nov. 30, 2014

[Notary Page to First Amendment to Credit Agreement]

STATE OF NEW YORK	)
)
COUNTY OF NEW YORK	)

On this 3rd day of August, 2012, before me, a notary public within and for said county, personally appeared Diego Pace to me personally known who being duly sworn, did say that he is the Attorney-in-Fact of Arcos Dourados Comercio de Alimentos, Ltda., one of the persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said persons.

By:	/s/ Margaret A. DiSarro

Title:     Notary Public, State of New York
No. 01DI4755968
Qualified in Richmond County
Certificate Filed in New York County
Commission Expires Nov. 30, 2014

[Notary Page to First Amendment to Credit Agreement]

STATE OF NEW YORK	)
)
COUNTY OF NEW YORK	)

On this 3rd day of August, 2012, before me, a notary public within and for said county, personally appeared Diego Pace to me personally known who being duly sworn, did say that he is the Attorney-in-Fact of Arcos Dorados Puerto Rico, Inc., one of the persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said persons.

By:	/s/ Margaret A. DiSarro

Title:     Notary Public, State of New York
No. 01DI4755968
Qualified in Richmond County
Certificate Filed in New York County
Commission Expires Nov. 30, 2014

[Notary Page to First Amendment to Credit Agreement]

STATE OF NEW YORK	)
)
COUNTY OF NEW YORK	)

On this 3rd day of August, 2012, before me, a notary public within and for said county, personally appeared Diego Pace to me personally known who being duly sworn, did say that he is the Attorney-in-Fact of Golden Arch Development Corporation, one of the persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said persons.

By:	/s/ Margaret A. DiSarro

Title:     Notary Public, State of New York
No. 01DI4755968
Qualified in Richmond County
Certificate Filed in New York County
Commission Expires Nov. 30, 2014

[Notary Page to First Amendment to Credit Agreement]

LENDER:

BANK OF AMERICA, N.A., as Lender

By:	/s/ Juan Pablo Cuevas
	Name:	Juan Pablo Cuevas
	Title:	Managing Director

[Signature Page to First Amendment to Credit Agreement]

STATE OF NEW YORK	)
)
COUNTY OF NEW YORK	)

On this 10th day of August 2012, before me, a notary public within and for said county, personally appeared Juan Pablo Cuevas to me personally known who being duly sworn, did say that he is the Managing Director of Bank of America, N.A., one of the persons described in and which executed the foregoing instrument, and acknowledges said instrument to be the free act and deed of said persons.

By:	/s/ Mabel Soriano

Title:     Notary Public, State of Florida
No. EE085429
Commission Expires Dec. 22, 2013

[Notary Page to First Amendment to Credit Agreement]